As filed with the Securities and Exchange Commission on October 3, 1996
                                                                   File No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT

                                      Under

                           The Securities Act of 1933

                        CREATIVE LEARNING PRODUCTS, INC.
             (Exact Name of Registrant as Specified in Its Charter)

         New Jersey                                            22-2930106
(State or Other Jurisdiction of                             (I.R.S. Employer
Incorporation or Organization)                              Identification No.)

150 Morris Avenue, Suite 205, Springfield, New Jersey               07081
(Address of Principal Executive Offices)                          (Zip Code)

                Consulting Agreement dated as of August 7, 1996
                            (Full Title of the Plan)

                               Mr. Peter J. Jegou
                        Creative Learning Products, Inc.
                          150 Morris Avenue, Suite 205
                              Springfield, NJ 07081
                                 (201) 467-0266
            (Name, Address and Telephone Number of Agent for Service)

                                    Copy to:

                             Robert W. Berend, Esq.
                               Gold & Wachtel, LLP
                              110 East 59th Street
                               New York, NY 10022

                         CALCULATION OF REGISTRATION FEE

================================================================================
                                    Proposed         Proposed
Title of                            Maximum          Maximum
Securities          Amount          Offering         Aggregate      Amount of
to be               to be           Price            Offering       Registration
Registered          Registered      Per Share(1)     Price(1)       Fee
----------          ----------      ------------     ---------      ------------
Common Stock,       3,000,000       $0.75            $2,250,000     $776
no par value        shares

---------------------
(1) Estimated solely for the purpose of calculating the registration fee. The proposed maximum offering price and the registration fee for the shares to be issued upon the exercise of the CLPI Warrants are computed, pursuant to Rule 457(h), on the basis of the exercise price of the CLPI Warrants as set forth in the Consulting Agreement.

                                   PROSPECTUS

                        CREATIVE LEARNING PRODUCTS, INC.

                                3,000,000 SHARES

                                       OF

                           COMMON STOCK, NO PAR VALUE
                     ISSUABLE UPON THE EXERCISE OF WARRANTS
                   EXPIRING APRIL 16, 1999 AND AUGUST 6, 1999


                            -----------------------

         CONSULTING AGREEMENT DATED AS OF AUGUST 7, 1996 BY AND BETWEEN
                CREATIVE LEARNING PRODUCTS, INC. AND LEE S. ROSEN

                            -----------------------

         This Prospectus relates to an offering by Creative Learning Products, Inc. ("CLPI") of an aggregate of 3,000,000 shares of CLPI's Common Stock, no par value (the "Common Stock"), to be issued to Lee S. Rosen (the "Consultant") upon the exercise of (1) a warrant expiring April 16, 1999 (the "April Warrant") and
(2) a Warrant expiring August 6, 1999 (the "August Warrant") granted pursuant to a written consulting agreement dated as of August 7, 1996 (the "Agreement") by and among CLPI and the Consultant.

                            -----------------------

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                            -----------------------

         This Prospectus does not constitute an offer to sell securities in any state to any person to whom it is unlawful to make such offer in such state.

                            -----------------------

                 The date of this Prospectus is October 3, 1996

                              AVAILABLE INFORMATION

         CLPI is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed with the Commission can be inspected and copied at the public reference facilities of the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the following regional offices of the Commission: 7 World Trade Center, Suite 1300, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of this material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission at the following Web site address: http://www.sec.gov. Because the Common Stock is traded on the National Association of Securities Dealers Automated Quotation ("Nasdaq") System, reports, proxy and information statements and other information concerning CLPI can also be inspected by contacting the National Association of Securities Dealers, Inc. (the "NASD"), Nasdaq Reports Section , at 1735 K Street, N.W., Washington, D.C. 20006-1506.

         CLPI has filed with the Commission a Registration Statement on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to an aggregate of 3,000,000 shares of the Common Stock to be issued to the Consultant upon the exercise of the April Warrant and the August Warrant granted pursuant to the Agreement. This Prospectus, which is Part I of the Registration Statement, omits certain information contained in the Registration Statement. For further information with respect to CLPI and the shares of the Common Stock offered by this Prospectus, reference is made to the Registration Statement, including the exhibits thereto. Statements in this Prospectus as to any document are not necessarily complete and, where any such document is an exhibit to the Registration Statement or is incorporated herein by reference, each such statement is qualified in all respects by the provisions of such exhibit or other document, to which reference is hereby made for a full statement of the provisions thereof. A copy of the Registration Statement, with exhibits, may be obtained from the Commission's office in Washington, D.C. (at the above address) upon payment of the fees prescribed by the rules and regulations of the Commission, or examined there without charge.

         CLPI will provide without charge to each person to whom a Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the information that has been incorporated by reference in the Prospectus (not including exhibits to such information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that the Prospectus incorporates). Requests for such copies should be directed to Creative Learning Products, Inc., Attention: Walter J. Krzanowski, Chief Financial Officer, 150 Morris Avenue, Suite 205, Springfield, NJ 07089, Telephone: (201) 467-0266.

         No person has been authorized by CLPI to give any information or to make any representation other than as contained in this Prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by CLPI. Neither the delivery of this Prospectus nor any distribution of the shares of the Common Stock underlying the warrants under the terms of the Agreement (which constitutes the plan) shall, under any circumstances, create any implication that there has been no change in the affairs of CLPI since the date hereof.

         CONSULTING AGREEMENT DATED AS OF AUGUST 7, 1996 BY AND BETWEEN
                        CREATIVE LEARNING PRODUCTS, INC.
                                       AND
                                  LEE S. ROSEN

                            -----------------------

               3,000,000 SHARES OF THE COMMON STOCK, NO PAR VALUE,
                 ISSUABLE UPON THE EXERCISE OF WARRANTS EXPIRING
                        APRIL 16, 1999 AND AUGUST 6, 1999

                                     PART I

ITEM 1.    PLAN INFORMATION

GENERAL PLAN INFORMATION

         Creative Learning Products, Inc., a New Jersey corporation ("CLPI"), is offering by this Prospectus an aggregate of 3,000,000 shares (the "Shares") of CLPI's Common Stock, no par value (the "Common Stock"), to be issued upon the exercise of two Common Stock purchase warrants issued pursuant to a written consulting agreement dated as of August 7, 1996 (the "Agreement") by and among CLPI and Lee S. Rosen (the "Consultant"). Under the Agreement the Consultant has provided, and will continue to provide, certain consulting services, as hereinafter described, to CLPI. The Consultant has accepted, as compensation for his services, (1) a Common Stock purchase warrant expiring April 16, 1999 (the "April Warrant") to purchase 2,000,000 shares of the Common Stock and (2) a Common Stock purchase warrant expiring August 6, 1999 (the "August Warrant" and together with the April Warrant hereinafter collectively referred to as the "Warrants") to purchase 1,000,000 shares of the Common Stock. The purpose of the form of compensation provided for in the Agreement is to provide the Consultant with an opportunity to acquire the Shares on favorable terms by exercising the Warrants and thereby create a proprietary interest in the progress and success of the business of CLPI and provide him with maximum incentive to perform his consulting services at the highest possible level.

         The following description of the Agreement is only a summary and does not purport to be complete. It is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 4(b) to the Registration Statement of which this Prospectus is a part and is incorporated herein by this reference.

         Pursuant to the Agreement, the Consultant agreed to assist CLPI (1) with respect to CLPI's relationships with its shareholders, potential investors in CLPI and industry analysts, but not with respect to the offer or sale of securities in a capital raising transaction and
(2) in obtaining gaming vessels and dockage therefor. Although the Consultant has been providing similar financial public relations services pursuant to a consulting agreement dated as of April 16, 1996 with CLPI, he agreed in the Agreement to assume the duties as well of a former consultant to CLPI. Services have been, and will continue to be, provided by the Consultant as CLPI may reasonably request. The term of the Agreement is for two years commencing on August 7, 1996. Either CLPI or the Consultant may terminate the Agreement earlier for cause (as such term is defined, see "Forfeitures and Penalties").

         CLPI has agreed to file this Registration Statement with respect to the Shares. CLPI will pay all expenses related to this Registration Statement. The Consultant has represented that he has acquired the Warrants for investment purposes only and not with a view to, or in connection with, the resale or distribution thereof.

         Upon issuance the Shares shall be deemed fully paid and nonassessable and shall be free and clear of all liens and encumbrances.

         The Agreement is not subject to the provisions of the Employee Retirement Income Security Act of 1974 ("ERISA") and is not qualified under
Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code").

         CLPI and its subsidiaries are referred to herein as the "Company."

SECURITIES TO BE OFFERED

         Pursuant to the Agreement, the number of the shares of the Common Stock as to which the April Warrant was granted and is to be exercised is 2,000,000 shares and the number of the shares of the Common Stock as to which the August Warrant was granted and is to be exercised is 1,000,000 shares.

EMPLOYEES WHO MAY PARTICIPATE IN THE PLAN

         The Consultant may exercise the Warrants prior to their Expiration Dates (as such term is defined, see "Purchase of Securities Pursuant to the Plan and Payment For Securities Offered").

PURCHASE OF SECURITIES PURSUANT TO THE PLAN AND PAYMENT FOR SECURITIES OFFERED

         The April Warrant may be exercised on and after February 7, 1997 and until the close of business on April 16, 1999 (the "April Warrant Expiration Date") for up to 2,000,000 shares of the Common Stock at an exercise price of $0.75 per share. The August Warrant may be exercised on and after February 7, 1997 and until the close of business on August 6, 1999 (the "August Warrant Expiration Date" and together with the April Warrant Expiration Date hereinafter collectively referred to as the "Expiration Dates") for up to 1,000,000 shares of the Common Stock at an exercise price of $0.75 per share. CLPI has reserved the right to lower the exercise price of the Warrants.

         Subject to the limitations in the preceding paragraph, the Consultant may exercise the Warrants with respect to all of the Shares then available for purchase or with respect to such lesser number of shares of the Shares as he, from time to time, desires prior to the Expiration Dates or the earlier termination of the Warrants.

         The Warrants will be deemed exercised upon receipt by CLPI, at its principal office, during the term of the Warrants of (a) a written notice signed by the Consultant advising of the Consultant's exercise of the Warrants with respect to the specified number of shares of the Shares and (b) payment in the form of a check, bank draft or money order of the full purchase price for the number of shares of the Shares covered by the notice. A check, bank draft or money order will be accepted as payment, subject to collection, and stock certificates registered in the name of the Consultant for the number of shares of the Shares covered by such exercise will be delivered by CLPI within five business days after such collection. The shares of the Common Stock to be issued upon exercise will be issued from authorized but unissued shares (or, if available and the Board of Directors of CLPI so directs, from treasury shares) and CLPI will not purchase shares in the open market for such purpose.

WITHDRAWAL FROM THE PLAN; ASSIGNMENT OF INTEREST

         The Warrants may not be assigned or transferred in whole or in part by the Consultant except under the laws of descent and distribution.

FORFEITURES AND PENALTIES

         The Agreement may be terminated upon (a) the Consultant's or CLPI's material breach of his or its covenants and agreements under the Agreement or
(b) the Consultant (i) being convicted of a felony under the laws of any state or the United States, whether directed toward the Company or otherwise, or (ii) committing larceny, embezzlement or other act of fraud or dishonesty against the Company, or (ii) using the Company's facilities or premises for the conduct of illegal or unlawful activities, transactions or businesses. The defaulting party has 30 days to cure any default under (a) above. If the Agreement is terminated prior to the full exercise of the Warrants for reasons other than the default of CLPI, the Warrants shall terminate as to the shares for which they have not been exercised on a pro rata basis.

TAX EFFECTS OF PLAN PARTICIPATION

         The following is a summary of the Federal income tax provisions under the Code currently applicable to the Warrants, including the consequences of exercise, based upon advice to CLPI by Gold & Wachtel, LLP, its counsel. The Consultant should consult his own tax advisors concerning legislative or administrative developments, as well as his individual Federal income tax position before exercising the Warrants or disposing of any shares of the Shares acquired upon the exercise of the Warrants. CLPI makes no representation as to the tax status or effect of the Warrants under the Code or the tax consequences under the laws of any state or other jurisdiction of the granting of the Warrants, any exercise thereof or of any sale of any shares of the Shares acquired pursuant thereto.

         The grant of the Warrants under the Agreement has no immediate tax consequences to the Consultant or CLPI under the Code. Upon the exercise of the Warrants, the Consultant will recognize ordinary income and CLPI will be entitled to a deduction in an amount equal to the excess of the fair market value of the shares of the Shares as to which the Warrants are exercised over the exercise price on the date of the exercise of the Warrants. The Consultant's tax basis in such shares of the Shares will be the exercise price plus the amount of ordinary income recognized by the Consultant, and the Consultant's holding period will commence on the date of exercise.

         Upon a subsequent sale of any shares of the Shares, any difference between the tax basis of such shares of the Shares and the amount realized on the sale is treated under the Code as short-term or long-term capital gain or loss, depending on the holding period of such shares of the Shares.

         Ordinary income recognized by virtue of the exercise of a Warrant is subject to applicable withholding as required by law.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE AGREEMENT ANNUAL INFORMATION

         CLPI will provide, without charge, to the Consultant, upon its written or oral request, a copy of CLPI's latest Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996, which document is incorporated herein by this reference in this Prospectus and is made a part hereof. There is also incorporated herein by this reference and made a part hereof, all documents filed and to be filed by CLPI pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment to the Registration Statement which indicates that all securities offered by this Prospectus have been sold or which deregisters all securities then remaining unsold. Requests for such information should be directed to Walter J. Krzanowski, Chief Financial Officer, Creative Learning Products, Inc., 150 Morris Avenue, Suite 205, Springfield, NJ 07081; Telephone: (201) 467-0266.

                                TABLE OF CONTENTS

                                                             Page
                                                             ----

Available Information................................         2
Plan Information
    General Plan Information.........................         4
    Securities To Be Offered.........................         5
    Employees Who May
      Participate in the Plan........................         5
    Purchase of Securities
        Pursuant to the Plan and
        Payment For Securities
        Offered......................................         6
    Withdrawal from the Plan;
      Assignment of Interest.........................         6
    Forfeitures and Penalties........................         6
    Tax Effects of Plan
      Participation..................................         7
Registrant Information and
    Employee Agreement Annual
    Information......................................         8


                        CREATIVE LEARNING PRODUCTS, INC.

               3,000,000 SHARES OF COMMON STOCK ISSUABLE UPON THE
        EXERCISE OF WARRANTS EXPIRING APRIL 16, 1999 AND AUGUST 6, 1999.

                        Prospectus dated October 3, 1996

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996 is incorporated by reference in this Registration Statement and made a part hereof. There is also incorporated herein by reference hereto and made a part hereof the Registrant's Registration Statement on Form 8A dated April 25, 1989 and all other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by the Prospectus have been sold or which deregisters all securities then remaining unsold. Such documents shall be deemed to be incorporated by this reference and to be made a part hereof from the date of filing of such documents. In addition, the audited consolidated financial statements of the Registrant to be included in subsequently filed documents will be incorporated herein in reliance upon the reports of BDO Seidman, LLP pertaining to such financial statements (to the extent covered by consents filed with the Securities and Exchange Commission) given upon the authority of such firms as experts in accounting and auditing.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         The consolidated financial statements of the Registrant appearing in the Registrant's Annual Report on Form 10-KSB for the fiscal year ended May 31, 1996 have been audited by BDO Seidman, LLP, independent auditors, as set forth in such firm's report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein in reliance on the report of BDO Seidman, LLP pertaining to such financial statements given on the authority of such firm as experts in accounting and auditing.

         The validity of the securities offered hereby will be passed upon for the Registrant by Gold & Wachtel, LLP, 110 East 59th Street, New York, New York 10022. Gold & Wachtel, LLP is the holder of 178,750 shares of the Registrant's Common Stock, no par value (the "Common Stock"), and a Common Stock purchase warrant to purchase 114,387 shares of the Common Stock at $1.311 per share (both the number of shares and the exercise price being subject to further adjustments pursuant to the antidilution provision thereof), the shares and the warrant being received in lieu of payments for legal fees.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Article VI of the Articles of Incorporation of the Registrant provides indemnification of persons including directors and officers of the Registrant to the fullest extent permitted by the Business Corporation Act of the State of New Jersey (the "BCA").

         Section 14A:3-5(2) of the BCA empowers a corporation to indemnify a corporate agent (which term includes a director or officer) against his or her expenses and liabilities in connection with any proceeding involving the corporate agent, other than a proceeding by, or in the right of, the corporation, if such corporate agent acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to a criminal proceeding, such agent has no cause to believe his or her conduct was unlawful. Subsection 14A:3-5(3) of the BCA provides for similar indemnification of a corporate agent in a proceeding by, or in the right of, the corporation, but requires court approval of the actual indemnification. Subsections 14A:3-5(5) through Subsection 14A:3(5)(12) of the BCA further define the procedures relating to indemnification.

         See the last undertaking in Item 17 to this Registration Statement.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

         All of the following exhibits except those designated with an asterisk are incorporated herein by reference to a prior registration statement filed under the Securities Act of 1933, as amended (the "Securities Act"), or a periodic report filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act. Those exhibits designated with an asterisk are filed as an exhibit to this Registration Statement.

Number       Exhibits
------       --------

3(a)         Copy of Articles of Incorporation of the Registrant.(1)

Number      Exhibits
------      --------

3(a)(1) Copy of Amendment to Articles of Incorporation of the Registrant filed on December 30, 1988.(1)

3(a)(2) Copy of Amendment to Articles of Incorporation of the Registrant filed on September 12, 1991.(2)

3(a)(3) Copy of Certificate of Designations and Preferences of the Series A Preferred Stock of the Registrant filed on September 12, 1991.(2)

3(a)(4) Copy of Amendment to the Articles of Incorporation of the Registrant filed on May 22, 1992.(2)

3(a)(5) Copy of Amendment to the Articles of Incorporation of the Registrant filed on June 23, 1992.(2)

3(a)(6) Copy of Amendment to the Articles of Incorporation of the Registrant filed on August 25, 1993.(2)

3(a)(7) Copy of Amendment to the Articles of Incorporation of the Registrant filed on January 26, 1994.(3)

3(b) Copy of Amended and Restated By-Laws of the Registrant as adopted by shareholders on January 12, 1994.(3)

4(a) Specimen of Common Stock Certificate after one- for-four reverse stock split effective January 26, 1994.(3)

4(b) Copy of Consulting Agreement dated as of April 16, 1996 by and between the Registrant and Lee S. Rosen.(4)

*4(b)(1) Copy of Consulting Agreement dated as of August 7, 1996 by and between the Registrant and Lee S. Rosen.

*4(b)(2) Form of Common Stock Purchase Warrant expiring April 16, 1999 issued by the Registrant to Lee S. Rosen.

*4(b)(3) Form of Common Stock Purchase Warrant expiring August 6, 1999 issued by the Registrant to Lee S. Rosen.

*5          Opinion of Gold & Wachtel, LLP.

*23(a)      Consent of Gold & Wachtel, LLP is included in its Opinion filed as
            Exhibit 5.

*23(b)      Consent of BDO Seidman, LLP.

---------------------


(1) Filed as an exhibit to the Registrant's Registration Statement on Form S-18, File No. 33-27027, and incorporated herein by this reference.

(2) Filed as an exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 1993 and incorporated herein by this reference.

(3) Filed as an exhibit to the Registrant's Quarterly Report on Form 10-QSB for the quarter ended February 28, 1994 and incorporated herein by this reference.

(4) Filed as an Exhibit to the Registrant's Annual Report on Form 10-KSB for the year ended May 31, 1996 and incorporated herein by this reference.

ITEM 17.  UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act.

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement.

         2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the Prospectus, to each person to whom the Prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the Prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the Prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on September 30, 1996.


                                           CREATIVE LEARNING PRODUCTS, INC.
                                                    (Registrant)


                                           By: /s/ Peter J. Jegou
                                               -------------------------------
                                                   Peter J. Jegou
                                                   Chairman, President and
                                                   Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on September 30, 1996.

Signature                                 Title
---------                                 -----

/s/ Peter J. Jegou                        Principal Executive Officer and
--------------------------                Director
Peter J. Jegou


/s/ Walter J. Krzanowski                  Principal Financial and
--------------------------                Accounting Officer
Walter J. Krzanowski

/s/ Carol A. Kulina-Jegou                 Director
--------------------------
Carol A. Kulina-Jegou

                                 E X H I B I T S

                                  EXHIBIT INDEX

                                                                     Page
Number            Exhibit                                            Number
------            -------                                            ------
4(b)(1)           Copy of Consulting Agreement
                  dated as of August 7, 1996 by
                  and between the Registrant and
                  Lee S. Rosen...............................         E-1


4(b)(2)           Form of Common Stock Purchase
                  Warrant expiring April 16, 1999
                  issued by the Registrant to
                  Lee S. Rosen...............................         E-6

4(b)(3)           Form of Common Stock Purchase
                  Warrant expiring August 6, 1999
                  issued by the Registrant to
                  Lee S. Rosen...............................         E-14

5                 Opinion of Gold and Wachtel, LLP...........         E-22

23(a)             Consent of Gold & Wachtel, LLP is
                  included in their opinion filed as
                  Exhibit 5 hereto

23(b)             Consent of BDO Seidman, LLP................         E-24
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